UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015
STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, Lisa A. Weaver gave notice of her intention to resign from her position as Senior Vice President, Chief Financial Officer and Treasurer of StarTek, Inc. to pursue career opportunities closer to her family in Nashville, TN.  The Company has commenced a search for Ms. Weaver’s replacement, and Ms. Weaver has agreed to remain with the Company through the filing of the Company’s third quarter Form 10-Q. Ms. Weaver may also remain with the Company in some capacity to be determined for a longer period of time to facilitate the transition of her responsibilities.

In addition, Kamalesh Dwivedi, the Company’s Chief Information Officer, separated from the Company effective October 14, 2015.  Under the terms of his employment agreement, Mr. Dwivedi is not entitled to any severance benefits.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: October 16, 2015	By:	/s/ Chad A. Carlson
Chad A. Carlson President and Chief Executive Officer